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                                                                   Exhibit 10.01

                               LOCK-UP AGREEMENT


                                                                    May 14, 2001


Gemstar-TV Guide International, Inc.
135 North Los Robles Avenue
Suite 800
Pasadena, California 91101

Ladies and Gentlemen:

          The undersigned, Robert M. Worsley, Christi M. Worsley and the The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust, beneficially own, on the date hereof, an aggregate of 4,830,280 shares of common stock, par value $.001 per share ("SkyMall Common Stock"), of SkyMall, Inc., a Nevada corporation ("SkyMall"). Each of the undersigned is entering into this letter agreement as an inducement to you to enter into, and consummate the transactions contemplated by, that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 14, 2001, by and among SkyMall, Gemstar-TV Guide International, Inc., a Delaware corporation ("Gemstar"), and GSky Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gemstar. Each of the undersigned has received a copy of the Merger Agreement, and is familiar with its terms. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Merger Agreement.

          Pursuant to the terms of the Merger Agreement, the undersigned will receive, in exchange for all of the shares of SkyMall Common Stock beneficially owned by them at the Effective Time of the Merger, shares of common stock, par value $.01 per share ("Gemstar Common Stock"), of Gemstar. The shares of Gemstar Common Stock issued to the undersigned in connection with the Merger, together with any shares of Gemstar Common Stock issued in connection with or subsequent to the Merger upon exercise of any options or warrants to acquire SkyMall Common Stock beneficially owned by the undersigned immediately prior to the Effective Time of the Merger are referred to herein as the "Lock-Up Shares."

          Except as may otherwise be provided herein and only with respect to those Lock-Up Shares subject to the terms of this letter agreement as of any date of determination, each of the undersigned agree that they will not, directly or indirectly, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain any "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares if any such transaction is to be settled by delivery of Lock-Up Shares or contemplates such delivery, or otherwise dispose of, any Lock-Up Shares or any interest therein, or publicly disclose the intention to do any of the foregoing without the prior written consent of Gemstar. The prohibitions contained in this paragraph shall terminate and have no further force or effect as to a number of Lock-Up Shares (rounded up to the nearest
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whole number) equal to one-fifth of the initial number of Lock-Up Shares subject to this letter agreement on each anniversary of the Effective Time, with all such prohibitions lapsing on the fifth anniversary of the Effective Time. The exact shares held by the undersigned as to which the prohibitions contained in this paragraph shall terminate on each anniversary of the Effective Time shall be selected by Robert M. Worsley.

          Notwithstanding the prohibitions contained in the prior paragraph, the undersigned may, for estate and tax planning purposes, monetize up to fifty percent (50%) of the aggregate number of Lock Up Shares initially subject to this agreement. Such monetization may consist of collars, swaps, forward contracts or similar derivative instruments; provided, that (i) any shares being monetized remain in the name of one of the undersigned prior to the termination or settlement of such derivative, (ii) such person retains the right to vote such shares during such period, and (iii) the derivative instrument contains provisions that provide that (x) the shares subject thereto may not be sold in the public market during any period in which they would have been subject to this agreement absent the release provided by this paragraph and (y) if any of the shares are returned to any of the undersigned upon settlement or termination of the derivative prior to the end of the term of this Agreement, a number of shares equal to the number that would have still been subject to the prohibitions of the prior paragraph shall again become subject to the terms of this letter agreement. Upon the undersigned providing Gemstar with reasonable assurance that a monetization of Lock Up Shares is for estate or tax planning purposes and meets the requirements of the forgoing sentence, then Gemstar shall direct the transfer agent to reissue unlegended shares to the person providing such assurance. The shares released from the prohibitions of the prior paragraph in accordance with this paragraph shall, for purposes of determining the lock up restrictions on the remaining shares subject hereto, be evenly allocated over the remaining lock up periods specified in the penultimate sentence of the prior paragraph.

          Notwithstanding the prohibitions contained in the second preceding paragraph, this letter agreement shall terminate, and be of no further force of effect, upon the first anniversary of Robert M. Worsley ceasing to be an employee of Gemstar or any subsidiary of Gemstar.

          This letter agreement shall only apply to shares of Gemstar Common Stock acquired by the undersigned in connection with the Merger, and shall not apply to any such shares acquired by them after the Effective Time upon exercise of options, in the open market or in privately negotiated transactions.

          The number of shares of Gemstar Common Stock constituting Lock-Up Shares at any time of determination shall be appropriately adjusted by Gemstar (in its reasonable determination) in the event of any stock spilt, stock dividend, reverse stock split, combination, reclassification or other similar action with respect to the Gemstar Common Stock.

          If the undersigned is a natural person, a transfer of shares of Gemstar Common Stock to a family member or family trust may be made without violating this letter agreement, provided the transferee agrees to be bound in writing by the terms of this letter agreement.

          In furtherance of the foregoing, Gemstar and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Gemstar Common Stock constituting
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Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. During the period that any shares of Gemstar Common Stock are Lock-Up Shares subject to the terms of this letter agreement, the certificates representing such shares shall contain the following legend: "The shares represented by this certificate are subject to the transfer restrictions contained in the Lock-Up Agreement dated as of May 14, 2001, between the registered or beneficial holder hereof and Gemstar-TV Guide International, Inc., and may not be transferred except in compliance therewith. A copy of such agreement is available from the Secretary of Gemstar-TV Guide International, Inc.." At such time as any shares of Gemstar Common Stock cease to be Lock-Up Shares in accordance with the terms of this letter agreement, Gemstar shall cause the transfer agent for the Gemstar Common Stock to reissue certificates for such shares that do not contain the foregoing legend.

          This letter agreement may not be amended, altered or modified and the provisions hereof may not be waived except by a written instrument executed by Gemstar.
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          This letter agreement shall become effective upon the consummation of the Merger and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of each of the undersigned.


                            Very truly yours,


                            _____________________________
                            ROBERT M. WORSLEY


                            _____________________________
                            CHRISTI M. WORSLEY


                            THE ROBERT MERRILL WORSLEY AND CHRISTI MARIE
                            WORSLEY FAMILY REVOCABLE TRUST, dated July 28, 1998

                            By its Trustee: _________________________

                            Name: ___________________________________